UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2022

Chegg, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of principal executive offices)		(Zip Code)
(408) 855-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2022, the Board of Directors of Chegg, Inc. (the “Company”) appointed Nathan Schultz, 44, as the Company’s Chief Operating Officer, effective October 19, 2022, to serve until his successor is duly elected and qualified or until the earlier of his death, resignation or removal.

Mr. Schultz has served as the Company’s President of Learning Services since December 2018 and previously served as the Company’s Chief Learning Officer from June 2014 until December 2018, the Company’s Chief Content Officer from May 2012 until June 2014, the Company’s Vice President of Content Management from 2010 to May 2012 and the Company’s Director of Textbook Strategy from 2008 to 2010. Prior to joining the Company, Mr. Schultz served in various management positions at R.R. Bowker LLC, a provider of bibliographic information and management solutions; Monument Information Resource, a marketing intelligence resource acquired by R.R. Bowker; Pearson Education, an education publishing and assessment service; and Jones & Bartlett Learning LLC, a division of Ascend Learning Company and provider of education solutions. Mr. Schultz holds a B.A. in History from Elon University.

There are no family relationships between Mr. Schultz and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Schultz and any other persons pursuant to which Mr. Schultz was appointed as the Company’s Chief Operating Officer. Mr. Schultz does not have a direct or indirect material interest in any transaction or any currently proposed transaction reportable under Item 404(a) of Regulation S-K.

As part of Mr. Schultz's appointment as the Company's Chief Operating Officer, he will receive an annual base salary of $900,000, effective as of October 16, 2022, and a grant of restricted stock units ("RSU") with a value of $6.6 million on March 12, 2023. Each RSU represents a contingent right to receive one share of common stock of the Company upon vesting. The Compensation Committee of the Board of Directors (the "Committee") will determine the vesting schedule of the RSUs in accordance with the Committee's annual review of executive compensation. Such RSU grant shall be made pursuant to the Company’s 2013 Equity Incentive Plan and on the Company’s Form of Notice of Restricted Stock Unit Award Agreement and Restricted Stock Unit Agreement, each as previously filed with the SEC as Exhibit 10.02 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

On October 19, 2022, the Company issued a press release announcing the appointment of Mr. Schultz as the Company’s Chief Operating Officer. A copy of the press release is filed as Exhibit 99.01 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report, including statements regarding Mr. Schultz's role, responsibilities, and compensation are forward-looking statements. The words “will,” “plans,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the timing of Mr. Schultz's RSU award and the vesting schedule thereof. In addition, new risks may emerge from time to time and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward‑looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this Current Report on Form 8‑K may not occur and actual future results may be materially different from those anticipated or implied in the forward‑looking statements.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued by Chegg, Inc., dated October 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Name: Andrew Brown
Title: Chief Financial Officer
Date: October 20, 2022